Exhibit 10.4

FIRST AMENDMENT TO

REVOLVING CREDIT AGREEMENT

First Amendment to Revolving Credit Agreement, dated as of February 1, 2004 (the “First Amendment”), by and among LIFELINE SYSTEMS, INC., a Massachusetts corporation (the “Borrower”), CITIZENS BANK OF MASSACHUSETTS and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the “Lenders”), amending certain provisions of the Revolving Credit Agreement, dated as of August 28, 2002 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and CITIZENS BANK OF MASSACHUSETTS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as more fully set forth herein. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to §2 of the Credit Agreement. Section 2.2 of the Credit Agreement is hereby amended by deleting the words “at the rate of one quarter of one percent (1/4%) per annum” which appear in the first sentence of §2.2 and substituting in place thereof the words “at the rate of one eighth of one percent (1/8%) per annum”.

§2. Amendment to §9 of the Credit Agreement. Section 9.3(d) of the Credit Agreement is hereby amended by deleting §9.3(d) in its entirety and restating it as follows:

(d) Investments (i) made in accordance with the Borrower’s Investment Policy Guidelines attached hereto as Exhibit 9.3, and (ii) existing on the date hereof and listed on Schedule 9.3 hereto;

§3. Amendment to the Credit Agreement. The Credit Agreement is further amended by adding Exhibit 9.3 to the Credit Agreement in substantially the form of Exhibit 9.3 hereto.

§4. Conditions to Effectiveness. This First Amendment shall not become effective until the Administrative Agent receives a counterpart of this First Amendment, executed by the Borrower, the Guarantor and the Lenders.

§5. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by the Borrower in §7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this First Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and each of its Subsidiaries of this First Amendment and the performance by the Borrower and each of its Subsidiaries of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and each such Subsidiary and have been duly authorized by all necessary corporate or similar action on the part of the Borrower and each such Subsidiary.

§6. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Guaranty, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§7. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Administrative Agent or the Lenders consequent thereon.

§8. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§9. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

LIFELINE SYSTEMS, INC.

By:	/s/ Mark Beucler
Title:	CFO

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Victoria P. Lazzell
Title:	VP

RATIFICATION OF GUARANTY

The undersigned guarantor (the “Guarantor”) hereby acknowledges and consents to the foregoing First Amendment as of February 1, 2004, and agrees that the Guaranty from the Guarantor dated as of August 28, 2002 in favor of the Administrative Agent and the Lenders and all other Loan Documents to which the Guarantor is a party remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

LIFELINE SYSTEMS SECURITIES CORPORATION

By:	/s/ Mark Beucler
Title: CFO